UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 29, 2007

Cord Blood America, Inc.
(Exact name of registrant as specified in charter)

Florida	000-50746	65-1078768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA  90069

(Address of principal executive offices)

(310) 432-4090

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On June 29, 2007, Cord Blood America Inc. (“the Company”) publicly disseminated a press release announcing it had retired its registered debt. The convertible debt referred to in the press release was registered with, and declared effective by the United States Securities and Exchange Commission on January 25, 2007.  The Company still owes the debtors additional principal, interest, and warrants as per the original convertible debentures and warrant agreements dated September 9, 2005 and December 23, 2005.  The Company is still obligated to register the outstanding debt with the Securities & Exchange Commission. The Debtors also have the ability to convert this debt under rule 144, and after 2 years of holding the debt, to convert it under rule 144k.  The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.50 hereto.

ITEM 9.01  Financial Statements and Exhibits

99.50	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORD BLOOD AMERICA, INC.

Date: July 3, 2007	By:	/s/ Matthew L. Schissler
Matthew L. Schissler,
Chief Executive Officer